Exhibit 10.8
Execution Version

HIGH TRAIL CAPITAL LP
80 River Street, Suite 4C
Hoboken, NJ 07030

February 22, 2024

To:    Tellurian Inc.
1201 Louisiana Street, Suite 3100
Houston, Texas 77002
Telephone: (832) 962-4000
Attention: Legal
E-Mail: legal.notices@tellurianinc.com

Re:    Debt Amendment
To the addressee listed above:
Reference is made to (i) that certain 10.00% Senior Secured Note due 2025 (the “10% Note”), previously issued to HB Fund LLC (“High Trail”) pursuant to that certain Securities Purchase Agreement, dated as of August 8, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”) between Tellurian Inc. (the “Company”) and High Trail and that certain Eighth Supplemental Indenture, dated as of August 15, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Eighth Supplemental Indenture”) entered into between the Company, Wilmington Trust, National Association (the “Trustee”) and High Trail as the Collateral Agent, (ii) that certain 6.00% Senior Secured Convertible Note due 2025 (the “6% Note” and together with the 10% Note, the “Notes”), previously issued to High Trail pursuant to the Purchase Agreement and that certain Ninth Supplemental Indenture, dated as of August 15, 2023 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Ninth Supplemental Indenture” and together with the Eighth Supplemental Indenture, the “Supplemental Indentures”) entered into between the Company, the Trustee and High Trail as the Collateral Agent and (iii) those certain exchange shares issued in reliance upon the exemption from securities registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), and pursuant to that certain letter agreement, dated December 28, 2023 (the “Former Letter Agreement”), by and between the Company and High Trail. Unless otherwise provided herein, all capitalized terms used in this letter agreement (the “Agreement”), but not defined herein, shall have the meanings ascribed to such terms in the Supplemental Indentures, the Purchase Agreement and the Former Letter Agreement. In exchange for valuable consideration, the sufficiency of which is hereby acknowledged, the parties to this letter agreement (each, a “Party” and together, the “Parties”) agree as follows:
1.Amendment of Letter Agreement. Section 2 of the Former Letter Agreement shall, effective as of the completion of the Top-Up Cash Payment (as defined below) set forth in Section 11 hereof, be amended and restated in its entirety as follows:
“Exchange of Debt for shares of Common Stock. Subject to Section 3, the Company shall on the Closing Date (as defined below) issue to High Trail 47,865,061 shares of Common Stock (such number of shares being equal to (A) the Principal Exchange Amount (as defined below) plus the January Interest Payment Amount (as defined below) divided by (B) the “market value” (as

|

defined in NYSE American Rule 713(a)) on the date of execution of this letter agreement (or, if the date of execution is not a Trading Day, or if the time of execution is before 4:00 p.m. (New York City time) on a Trading Day, on the immediately preceding Trading Day) (such date being the “Pricing Date”) (the “Exchange Shares”)); provided, that upon the earlier of (A) the later to occur of (i) such date upon which the Exchange Shares shall have been Freely Tradable for ninety (90) days and (ii) such date upon which the Exchange Shares shall have been Freely Tradable for sixty four (64) Trading Days (the “Outside Top-Up Date Trigger”) and (B) such date on which High Trail shall have sold all of the Exchange Shares and no Exchange Shares shall be held in abeyance pursuant to Section 3 hereof (the earlier of clause (A) and clause (B) being, the “Top-Up Date”), if the quotient of (x) the Principal Exchange Amount plus the January Interest Payment Amount divided by (y) the Top-Up Measuring Price (as defined below) (the resulting quotient, the “Top-Up Measuring Share Amount”) is a number greater than the number of Exchange Shares issued on the Closing Date (inclusive of any Exchange Shares held in abeyance on the Closing Date pursuant to Section 3 hereof), the principal amount of the Non-Convertible Notes (as defined in the Purchase Agreement) shall be increased in an amount equal to (A) the product of (i) the Top-Up Measuring Share Amount less the number of Exchange Shares issued on the Closing Date (inclusive of any Exchange Shares held in abeyance on the Closing Date pursuant to Section 3 hereof) and (ii) the Top-Up Measuring Price less (B) four million dollars ($4,000,000) (such resulting difference of clauses (A) and (B), the “Top-Up PIK Amount”); provided, that should the resulting Top-Up PIK Amount be a negative amount, such amount shall be deemed to be zero. Such principal amount of the Non-Convertible Notes shall be immediately and automatically increased upon the earlier to occur of (i) the Outside Top-Up Date Trigger and (ii) the date upon which High Trail shall have delivered written notice (of which email shall be sufficient) to the Company that it has sold all of the Exchange Shares. For purposes of this letter agreement, “Top-Up Measuring Price” means the average of the Daily VWAPs of the Common Stock on the Trading Days on which the Exchange Shares were Freely Tradable during the period beginning on, and including, the calendar day immediately following the Pricing Date and ending on, and including, the Top-Up Date (such period, the “Top-Up Measuring Period”); provided, that such result shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Top-Up Measuring Period. For the avoidance of doubt, in no event shall High Trail be obligated to make any payment to the Company as a result of this Section 2. Upon the issuance of the Exchange Shares (regardless of whether any such shares are held in abeyance pursuant to Section 3 below), the Closing shall be deemed to have occurred and $37,900,000 of the principal amount of the 10% Note (the “Principal Exchange Amount”) shall be extinguished. For purposes of this letter agreement, the Exchange Shares shall have been “Freely Tradable” on a date, whether or not such date is a Trading Day, if on such date (A) such Exchange Shares were eligible to be offered, sold or otherwise transferred by High Trail pursuant to Rule 144, without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the 1933 Act and without any requirement for registration under any state securities or “blue sky” laws; or (B) such shares were eligible for immediate resale pursuant to an effective registration statement under the 1933 Act; provided, however, that, solely with respect to this Section 2, it is agreed that the dates beginning on, and including, February 9, 2024 and ending on, and including February 21, 2024 shall not count for the purposes hereof as days upon which the

|

Exchange Shares shall have been Freely Tradable. The term “January Interest Payment Amount” means seven million five hundred thousand ten dollars ($7,500,010.00), an amount equal to the cash interest payment due in respect of the Notes on January 1, 2024. Upon the issuance of the Exchange Shares, the Company will be deemed to have satisfied its obligation to make such interest payment. The closing of the issuance of the Exchange Shares pursuant to the first sentence of this Section 2 (the “Closing”) shall occur by electronic transmission or other transmission as mutually acceptable to the Parties. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to Closing set forth in Section 18 are satisfied or waived, or such other date as is mutually agreed to by the Parties. The Parties agree that the Company’s obligation hereunder to pay the Top-Up PIK Amount shall constitute a Secured Obligation within the meaning of such term in the Pledge Agreement.”
2.Amendment to Supplemental Indentures. Concurrent with the execution of this Agreement, the Company shall deliver to High Trail fully executed copies of an amendment to the Eighth Supplemental Indenture, in the form attached hereto as Exhibit A, and an amendment to the Ninth Supplemental Indenture, in the form attached hereto as Exhibit B (collectively, the “Supplemental Indenture Amendments”), and High Trail shall be deemed to have consented to each of the Supplemental Indenture Amendments. High Trail represents to the Company that High Trail has not transferred any beneficial ownership in the Notes. In the event of any inconsistency or conflict between the terms and provisions of the Supplemental Indenture Amendments and the terms and provisions of the Supplemental Indentures, the terms and provisions of the Supplemental Indenture Amendments shall govern and control. The Parties intend that the Supplemental Indenture Amendments shall constitute a modification of the Supplemental Indentures as provided in Section 9.02 of the Supplemental Indentures.
3.Purchase Agreement. For purposes of this Agreement, the Company and High Trail hereby agree that, from and after 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the effectiveness of this Agreement (the “Closing”) set forth in Section 11 are satisfied or waived, or such other date as is mutually agreed to by the Parties (the “Closing Date”), this Agreement, the Supplemental Indenture Amendments and the Driftwood Pledge Agreement (as defined below) shall each constitute a Transaction Document (as defined in the Purchase Agreement) for all purposes under the Purchase Agreement. The Company represents that the representations and warranties of the Company set forth in Sections 3(b), 3(c), 3(d), 3(e), 3(f), 3(g), 3(h), 3(i), 3(j), 3(ee) (except as otherwise set forth in the Transaction Documents), 3(hh), 3(jj) and 3(uu) of the Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the Closing Date (except for representations and warranties that speak as of a specific date, which are true and correct in all material respects as of such specific date). High Trail represents that the representations and warranties of the Holders set forth in the Purchase Agreement are true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which are true and correct in all respects) as of the Closing Date (except for representations and warranties that speak as of a specific date, which are true and correct in all material respects as of such specific date).
4.Material Non-Public Information. By no later than 9:15 a.m., New York City time on the date hereof (or, if this Agreement is executed after such time, no later than 9:15 a.m. the

|

following day), the Company shall file a Current Report on Form 8-K or include in an Annual Report on Form 10-K information disclosing all of the material terms of the transactions contemplated by this Agreement (inclusive of all exhibits and/or attachments, the “Cleansing Filing”). From and after the issuance of the Cleansing Filing, the Company shall have disclosed all material, nonpublic information (if any) provided to High Trail by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents, including any material, nonpublic information provided to High Trail pursuant to that certain Non-Disclosure Agreement entered into between the Company and Hudson Bay Capital Management LP, dated as of February 9, 2024, and neither High Trail nor any of its officers, directors, employees or agents shall be in possession of any material, non-public information regarding the Company or any of its Subsidiaries (as defined in the Supplemental Indentures) other than information provided on a confidential basis solely to HT Advisors (as defined below).
5.Rule 144 Holding Period. The Company and High Trail acknowledge and agree that all shares of Common Stock issued and issuable under the Notes (including, for the avoidance of doubt, the Exchange Shares (as defined in the Former Letter Agreement)) (the “Rule 144 Shares”) will continue to have a holding period under Rule 144 promulgated under 1933 Act (“Rule 144”) that will be deemed to have commenced as of August 15, 2023. The Company further acknowledges and agrees that it will neither assert nor maintain a contrary position with respect to the date of commencement of the holding period under Rule 144 with respect to the Rule 144 Shares.
6.Lock-Up. Of the nineteen million five hundred sixty-one thousand seven hundred thirty-eight (19,561,738) shares of Common Stock received by High Trail pursuant to Section 3.01(A) of the Supplemental Indentures, after taking effect to the Supplemental Indenture Amendments (the “Lock-Up Securities”), High Trail will not, without the prior written consent of the Company, sell, offer to sell, contract or agree to sell, or otherwise dispose of or agree to dispose of, directly or indirectly, for the period of time (i) beginning on the date hereof and ending on the earlier to occur of (x) March 31, 2024 and (y) the date on which a Lock-up Termination Event (as defined below) occurs (the “Initial Lock-Up Period”), any of the Lock-Up Securities and (ii) beginning on April 1, 2024 and ending on the date on which a Lock-Up Termination Event occurs (the “Quarterly Lock-up Period” and together with the Initial Lock-Up Period, each a “Lock-Up Period”), more than two million seven hundred ninety-four thousand five hundred thirty-four (2,794,534) shares of Lock-Up Securities for each “Quarterly Lock-Up Period” detailed on Schedule 1 attached hereto. The foregoing sentence shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of High Trail, (c) transfers as a distribution to holders of equity interests in High Trail, (d) dispositions to High Trail’s controlled affiliates, to any other entity controlled or managed by, directly or indirectly, High Trail, (e) the transfer, sale, assignment or pledge of any short call option positions (or any portion thereof) (within the meaning of a put equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) existing prior to the Closing Date and the delivery, transfer, or other disposition of shares of Common Stock in connection therewith or (f) for the avoidance of doubt, a pledge of the Common Stock made pursuant to Section 4(h) of the Purchase Agreement; provided, however, that, (i) in the case of any transfer or disposition pursuant to the preceding clauses (a) through (d), each transferee, distributee or recipient of the Common Stock transferred, distributed or disposed of agrees to be bound by the same restrictions in place for High Trial pursuant to the first sentence of this Section 6 for the duration of the Lock-up Period and executes and

|

delivers to the Company a lock-up agreement substantially in the form of this Section 6, (ii) in the case of any transfer or disposition pursuant to the preceding clauses (a) through (d), no filing under the 1934 Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a required filing on Form 4, Form 5 or Form 13F) and (iii) in the case of any transfer or disposition pursuant to the preceding clauses (a) through (c), any such transfer or distribution shall not involve a disposition for value. The Lock-up Period will automatically terminate upon the earliest of: (i) a Fundamental Change (as defined in the Supplemental Indentures) or public announcement of a proposed Fundamental Change, (ii) a material breach of the Transaction Documents by the Company, (iii) Default (as defined in the Supplemental Indentures) or an Event of Default (as defined in the Supplemental Indentures), and (iv) the date on which the 10% Note is no longer outstanding and all amounts due thereunder have been paid in full (each a “Lock-up Termination Event”).
7.No Short Sales. While the 10% Note remains outstanding, unless a Lock-Up Termination Event has occurred, High Trail will not maintain a Net Short Position (as defined below). For the purposes of determining compliance with the foregoing, the following shall apply:
i.For purposes hereof, a “Net Short Position” by a person means a position whereby such Person (as defined in the Supplemental Indentures) has executed one or more sales of Common Stock that is marked as a short sale (but not including any sale marked “short exempt”), or derivative transaction that creates direct or indirect short economic exposure, and that is executed at a time when such Person has no equivalent offsetting “long” position in the Common Stock (or is deemed to have a long position in accordance with Regulation SHO of the 1934 Act); provided, that, for purposes of such calculations, any short sale either (x) that is a result of a bona-fide trading error made in good faith that was inadvertent, non-negligent and on behalf of such Person (or its Affiliates (as defined in the Supplemental Indentures)) or required to be marked “short” by the broker of such Person at such time as such trade is not required to be marked “short” pursuant to Regulation SHO of the 1934 Act or (y) that would otherwise be marked as a “long” sale, but for the occurrence of a breach of any term or condition of any security or agreement, in each case, by the Company or its transfer agent, as applicable, shall be excluded from such calculations.
ii.For purposes of determining whether a Person has an equivalent offsetting “long” position in the Common Stock, (A) all Common Stock that is owned by such Person or its Affiliates shall be deemed held “long” by such Person (other than the Lock-Up Securities unless otherwise released from the Lock-Up Period pursuant to Section 6 hereof) and (B) any shares of Common Stock issuable upon conversion and/or exercise of any convertible security, warrant and/or option of the Company (without regard to any limitations on conversion or exercise thereof) shall be deemed held “long” by such Person, until such time as such Person (or its Affiliates) shall no longer own such convertible security, warrant or option.
8.Additional Security. On the date hereof, the Company and any of its applicable Subsidiaries shall execute and deliver (i) a pledge agreement, in the form attached hereto as Exhibit C (the “Driftwood Pledge Agreement”), pursuant to which Tellurian Investments LLC, a direct wholly owned Subsidiary of the Company, will grant a first priority security interest (subject to certain Permitted Liens (as defined in the Supplemental Indentures)) to the Collateral Trustee (as defined in the Purchase Agreement), as collateral trustee for the holders of the Notes, in all of the equity interests

|

issued by Driftwood LNG Holdings LLC and (ii) a pledge and security agreement, in the form attached hereto as Exhibit D, pursuant to which Tellurian Investments LLC, will grant a first priority security interest (subject to certain Permitted Liens) to the Collateral Trustee, as collateral trustee for the holders of the Notes, in certain intercompany Indebtedness (as defined in the Supplemental Indentures) owing to Tellurian Investments LLC by Driftwood Holdco LLC and (iii) a security agreement in the form attached hereto as Exhibit E granting a first priority security interest (subject to Permitted Liens) to the Collateral Trustee, as collateral trustee for the holders of the Notes in the Specified Accounts (as defined below). As promptly as possible, and in any event within fifteen (15) days from the date hereof (or such later date as High Trail may agree in its reasonable discretion), ProductionCo (as defined in the Supplemental Indentures) and any of its applicable Subsidiaries shall execute and deliver Mortgages (as defined in the Supplemental Indentures) in the form attached hereto as Exhibit F, pursuant to which ProductionCo or any of its applicable Subsidiaries with any right, title or interest in and to Hydrocarbon Interests (as defined in the Supplemental Indenture Amendments) will grant a first priority security interest (subject to Permitted Liens) to the Collateral Trustee, as collateral trustee for the holders of the Notes, in substantially all of its proved Hydrocarbon Interests and at least ninety five percent (95%) of the present value of its probable and possible Hydrocarbon Interests (subject to any de minimis exceptions that may be agreed to by High Trail in its reasonable discretion where the costs of obtaining or perfecting a mortgage therein would outweigh the benefits), in each case together with its other associated Mortgaged Property (as defined in such Mortgage). Within forty-five (45) days from the date hereof (or such later date as High Trail may agree in its reasonable discretion), ProductionCo and any of its applicable Subsidiaries shall execute and deliver Mortgages or amendments to the existing Mortgages in form and substance reasonably satisfactory to the Company, the Collateral Trustee and High Trail, pursuant to which ProductionCo and its applicable Subsidiaries with any right, title or interest in and to E&P Assets (as defined in the Supplemental Indenture Amendments) will grant a first priority security interest (subject to Permitted Liens) to the Collateral Trustee, as collateral trustee for the holders of the Notes, in the E&P Assets. Within thirty (30) days from the date hereof (or such later date as High Trail may agree in its reasonable discretion), the Company shall and shall cause each applicable Subsidiary to enter into a Deposit Account Control Agreement among the Company or its applicable Subsidiary, the Collateral Trustee and the applicable depository institution with respect to each Specified Account. “Specified Account” means each deposit account, securities account or commodity account owned by the Company, ProductionCo or any Subsidiary of either thereof in which proceeds of production or sales of Collateral directly attributable to the Company, ProductionCo or any Subsidiary of either thereof are deposited or maintained other than Excluded Accounts (as defined below). “Excluded Accounts” means (a) accounts exclusively used for payroll, payroll taxes or other employee wage and benefit payments in an aggregate amount not to exceed the foregoing amounts anticipated to be required for the two immediately succeeding payroll cycles, (b) accounts exclusively holding assets subject to an escrow or purchase price adjustment mechanism, (c) segregated accounts, the balance of which consists exclusively of funds due and owing to unaffiliated third parties in connection with royalty payment obligations owed to such third parties, or working interest payments received from unaffiliated third parties, solely to the extent such amounts constitute property of such third party held in trust, (d) zero balance accounts, (e) the account of Tellurian Operating LLC with Bank of America with account number ending in 4802 and any other similarly-structured deposit accounts or security accounts established in respect of joint venture, joint operating, or other similar arrangements, in each case under this clause (e), the grant of a security interest in which is prohibited by the terms of such joint venture, joint operating or similar arrangement and the balances in which do not exceed the amounts attributable to

|

such joint venture, joint operating or similar arrangement, and (f) other accounts having balances not greater than two million dollars ($2,000,000) in the aggregate for all such accounts. In no event shall the account of Tellurian Operating LLC with Bank of America with account number ending in 3410 ever constitute an Excluded Account.
9.Fees and Expenses. The Company shall promptly pay all reasonable and documented out-of-pocket expenses and costs of High Trail (including, without limitation, the reasonable and documented attorney fees and expenses of Latham & Watkins, LLP (“L&W”), counsel to High Trail, and FTI Consulting, Inc. (“FTI” and together with L&W and any other financial advisors, consultants, counsel, accountants, investment bankers, agents, representatives, experts, or affiliates of the foregoing that are representing, acting on behalf of or retained by Holder (as defined in the Supplemental Indentures), the Collateral Agent (as defined in the Supplemental Indentures) or the Collateral Trustee, the “HT Advisors”), financial advisor and consultant to High Trail) (the “Transaction Expenses”) in connection with the preparation, negotiation, execution, approval and consummation of this Agreement and the transactions contemplated hereby, the enforcement or protection of rights hereunder or any related agreement, and any workout or restructuring preparations, negotiations or process (the “Amendment Work”); provided, that the Transaction Expenses incurred through Closing shall be paid at Closing and the Transaction Expenses incurred after Closing shall be promptly paid upon written demand made no more than once per month.
10.Cooperation. Subject in each case to each such HT Advisor executing and delivering to the Company a confidentiality agreement reasonably acceptable to the Company, the Company and its Subsidiaries hereby agree to: (i) give the HT Advisors reasonable access during normal business hours to the offices, properties, officers, employees, accountants, auditors, counsel and other representatives, books and records of the Company and its Subsidiaries, (ii) furnish to the HT Advisors such financial, operating and property related data and other information as such persons reasonably request, and (iii) instruct the Company and its Subsidiaries’ employees and financial advisors to cooperate reasonably with the HT Advisors in respect of the aforementioned clauses (i) and (ii).
The Company irrevocably authorizes, and shall cause, any financial advisors, consultants or investment bankers that are representing the Company or any of its Subsidiaries in connection with the Amendment Work (collectively, the “Company Advisors”) to: (i) disclose fully and promptly to the HT Advisors all material developments in connection with the Amendment Work, (ii) regularly consult with, and respond to the inquiries of, the HT Advisors concerning any and all matters relating to the affairs, finances and businesses of the Company and its Subsidiaries and the assets and capital stock of the Company and its Subsidiaries, (iii) provide the HT Advisors copies of all reports, analyses, materials (including, without limitation, any and all confidential memoranda or other work product provided by the Company Advisors to any or all of the Company and its Subsidiaries, and the HT Advisors) and (iv) provide weekly updates on a conference call, which includes the Company’s senior management and advisors as needed, with the Collateral Trustee, High Trail and/or the HT Advisors; provided, that, in each case, each such HT Advisor has executed and delivered to the Company a confidentiality agreement reasonably acceptable to the Company.
11.Closing. Each Party shall use its best efforts to satisfy each of the conditions to be satisfied by it as provided below.
i.The obligations of each Party to effect the Closing is subject to the satisfaction at the Closing of the following conditions: (A) no statute, rule, regulation, executive

|

order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents and (B) the representations and warranties of the other Party in the Transaction Documents shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the other Party shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions (except for covenants, agreements or conditions that are qualified by materiality or material adverse effect, which shall be performed, satisfied and complied with in all respects) required to be performed, satisfied or complied with by such Party at or prior to the Closing Date.
ii.The obligation of High Trail to effect the Closing is subject to the satisfaction at the Closing of the following conditions: (A) since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect, (B) High Trail shall have received in cash by wire transfer of immediately available funds the aggregate cash amount of four million dollars ($4,000,000) (the “Top-Up Cash Payment”), (C) High Trail shall have received the number of shares of Common Stock from the Company required to be delivered on the Share Issuance Dates (as defined in the Supplemental Indentures) after taking effect of the Supplemental Indenture Amendments, (D) L&W and FTI shall each have received from the Company the Transaction Expenses incurred through Closing and (E) the Company and its Subsidiaries shall have delivered to High Trail such other documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as High Trail or its counsel may reasonably request.
iii.In the event that the Closing shall not have occurred within ten (10) days of the date hereof, either Party shall have the right to terminate this Agreement, provided that the right to terminate this Agreement shall not be available to the terminating party if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such party’s breach of this Agreement.
12.Successors and Assigns. Section 9(g) of the Purchase Agreement is hereby incorporated into this Agreement.
The terms and provisions of the Transaction Documents (as amended hereby with respect to the Supplemental Indentures) and the Notes are ratified and confirmed and remain in full force and effect. Any breach of the terms and conditions of this Agreement by the Company will constitute an event of default under the Notes and a breach of the Purchase Agreement, as applicable. If the foregoing correctly sets forth the understanding between the Company and High Trail, please so indicate in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement between the Company and High Trail.
[Remainder of Page Left Blank; Signature Page Follows]

|

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

Sincerely,

HB FUND LLC

By: _/s/ George Antonopoulos ______________
Name: George Antonopoulos
Title: Authorized Signatory*

* Authorized Signatory
Hudson Bay Capital Management LP
Not individually, but solely as investment adviser to HB Fund LLC

ACKNOWLEDGED AND AGREED:
TELLURIAN INC.
By: _/s/ Simon G. Oxley_____________
Name: Simon G. Oxley
Title: Chief Financial Officer
[Signature Page to Letter Agreement]

Schedule 1

Quarterly Lock-Up Period
Beginning on, and including, April 1, 2024 and ending on, and including June 30, 2024
Beginning on, and including, July 1, 2024 and ending on, and including September 30, 2024
Beginning on, and including, October 1, 2024 and ending on, and including December 31, 2024
Beginning on, and including, January 1, 2025 and ending on, and including March 31, 2025
Beginning on, and including, April 1, 2025 and ending on, and including June 30, 2025
Beginning on, and including, July 1, 2025 and ending on, and including September 30, 2025

|